UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9, 2010

Toreador Resources Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-02517	75-0991164
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

c/o Toreador Holding SAS 9 rue Scribe Paris, France	75009
(Address of principal executive offices)	(Zip code)

33 1 47 03 34 24
(Registrant’s telephone number including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 9, 2010, the Board of Directors of Toreador Resources Corporation (the “Company”), based on its Audit Committee’s recommendation, determined not to re-engage Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm and approved the engagement of Ernst & Young (“Ernst & Young”) for the fiscal year ending December 31, 2010.  The Company’s recent relocation of its headquarters from Dallas, Texas to Paris, France together with the fact that Grant Thornton’s audit partner and staff are located in the United States led to certain inefficiencies and higher audit costs, which the Company believes may be reduced by working with Ernst & Young personnel based in Paris.

Except as set forth below, Grant Thornton’s report on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2008 and December 31, 2009 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2008 and December 31, 2009 and through May 9, 2010, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the subject matter of such disagreement in connection with its report.

During the fiscal years ended December 31, 2008 and December 31, 2009 and through May 9, 2010, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K except that, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Grant Thornton advised the Company of the following material weakness:

•                  The Company’s accounting and financial reporting procedures were not sufficiently designed to ensure consistent and complete application of its accounting policies and to prepare financial statements in accordance with accounting principles generally accepted in the United States. This includes the lack of a sufficient review of sensitive calculations, reconciliations and critical spreadsheets by personnel in key financial reporting positions.

The Company has provided Grant Thornton with a copy of this Current Report on Form 8-K and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The Company has received the requested letter from Grant Thornton, and a copy of Grant Thornton’s letter is filed as Exhibit 16.1 hereto.

Prior to the engagement of Ernst & Young, and during the fiscal years ended December 31, 2008 and December 31, 2009 and through May 9, 2010, neither the Company nor anyone on its behalf consulted with Ernst & Young regarding either: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements (nor has Ernst & Young provided any written report or oral advice to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue) or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated May 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010

TOREADOR RESOURCES CORPORATION

By:	/s/ Craig M. McKenzie
Name:	Craig M. McKenzie
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated May 13, 2010.